UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2005

BearingPoint, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31451	22-3680505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1676 International Drive

McLean, VA 22102

(Address of principal executive offices)

Registrant’s telephone number, including area code (703) 747-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective as of July 1, 2005, BearingPoint, Inc. (the “Company”) appointed Judy A. Ethell as Executive Vice President — Finance and Chief Accounting Officer of the Company. In connection with Ms. Ethell’s employment with the Company, the Company and Ms. Ethell have entered into three agreements, which are described below.

Employment Agreement

The Company and Ms. Ethell entered into an employment agreement, effective as of July 1, 2005 (the “Employment Agreement”). Among the terms of the Employment Agreement are the following:

•	Annual Base Salary: $500,000.

•	Sign on Cash Bonus: $750,000 to be paid by July 31, 2005, and subject to forfeiture if, before December 31, 2005, Ms. Ethell’s employment is terminated (i) by the Company for cause or (ii) voluntarily by Ms. Ethell without good reason.

•	Annual Bonus: Ms. Ethell will be eligible for an annual bonus with a target amount of up to 100% of her base salary upon achievement of pre-established performance goals.

•	Options and Restricted Stock Units:

•	Ms. Ethell was granted non-qualified stock options (the “Options”) to purchase 600,000 shares of common stock of the Company at an exercise price equal to $7.33 per share, which vest in four equal annual installments, commencing July 1, 2006. Vesting of the final three installments of the Options grant is subject to Ms. Ethell having met certain performance criteria relating to the filing of SEC reports and the development of a world class Finance & Administration team (the “Performance Criteria”).

•	Ms. Ethell received an award of 292,000 restricted stock units (“Restricted Stock Units”), each of which represents the right to receive, in the Company’s discretion, one share of common stock of the Company or the cash equivalent. 175,200 Restricted Stock Units vest on January 1, 2006. Vesting of the remaining Restricted Stock Units is subject to Ms. Ethell having met the Performance Criteria, and if such Performance Criteria are met, 29,200 Restricted Stock Units would vest on each of July 1, 2006, 2007, 2008 and 2009.

•	All unvested Options and Restricted Stock Units will immediately vest upon a “change of control” of the Company or a termination of employment due to death or disability. If Ms. Ethell’s employment is terminated by the Company without cause, or by Ms. Ethell for good reason, the portion of her Options and/or Restricted Stock Units that is scheduled to vest on the next anniversary of the grant date following her termination would vest on the date of her termination.

•	Benefits/Long-Term Incentives: Ms. Ethell is entitled to participate in all employee benefit (including long-term incentive), fringe and perquisite plans, practices, programs, policies and arrangements generally provided to senior executives of the Company at a level commensurate with her position.

•	Relocation: Ms. Ethell will be reimbursed for reasonable relocation and transitional housing and travel expenses, including a tax gross-up payment to cover all applicable taxes, and the Company will provide assistance in connection with the sale of her principal residence.

•	Termination Payment: Upon termination of Ms. Ethell’s employment by the Company without cause or by Ms. Ethell for good reason, within 30 days after the Company’s receipt of a fully executed release, the Company would pay to Ms. Ethell a lump sum cash amount equal to the sum of (i) Ms. Ethell’s annual base salary and (ii) her target bonus, or, if the target bonus has not been established, the prior year’s actual bonus. Upon a Change of Control (as defined in the Special Termination Agreement (described below)), in lieu of the payments described above, Ms. Ethell will receive payments she is entitled to under the Special Termination Agreement.

•	Indemnification: The Company is indemnifying Ms. Ethell with respect to her activities on behalf of the Company, for certain tax liabilities Ms. Ethell may incur, and for certain other matters.

Managing Director Agreement

The Company and Ms. Ethell have entered into a Managing Director Agreement, dated as of July 1, 2005. Pursuant to the Managing Director Agreement, the Company must provide three months’ notice or pay in lieu of notice (severance) for certain terminations of Ms. Ethell’s employment by the Company; provided, however, that Ms. Ethell is not entitled to receive severance under the Managing Director Agreement if she is entitled to receive severance under the Employment Agreement or the Special Termination Agreement. In addition, the Managing Director Agreement contains non-competition and non-solicitation provisions for a period of two years after Ms. Ethell’s termination or resignation.

Special Termination Agreement

The Company and Ms. Ethell entered into a Special Termination Agreement, dated as of July 1, 2005. The Company generally enters into special termination agreements (each, a “Termination Agreement”) with each of its executive officers. The purpose of the Termination Agreement is to ensure that these executives are properly protected in the event of a Change of Control of the Company (as defined in the Termination Agreement), thereby enhancing the Company’s ability to hire and retain key personnel. The term of the Termination Agreement is three years (subject to potential one-year extensions) or, if later, two years after a Change of Control. The protective provisions of the Termination Agreement become operative only upon a Change of Control or, in certain circumstances, in anticipation of a Change of Control. For a description of the general terms of the Termination Agreement, see the Company’s Form 10-K for the transition period from July 1, 2003 to December 31, 2003 under the heading “Employment Contracts and Termination of Employment and Change of Control Arrangements – Special Termination Agreements,” which is incorporated herein by reference.

Item 5.02(c) Appointment of Principal Officer

Effective as of July 1, 2005, the Company appointed Judy A. Ethell as Executive Vice President – Finance and Chief Accounting Officer of the Company.

Ms. Ethell, age 46, held various positions with PricewaterhouseCoopers LLP (“PwC”) between 1982 and June 2005. From October 2003 to June 2005, Ms Ethell was a Partner and Tax Site Leader, where her duties included managing client service, human resources, marketing, and management of the St. Louis, Missouri Tax office. From July 2001 to June 2003, Ms. Ethell was a National Tour Partner (Tax). From December 1996 to October 2001, she was a Partner and Tax Site Leader. Ms. Ethell joined PwC as a Certified Public Accountant in 1982 and became a Partner in 1993.

The Company is in discussions with Ms. Ethell’s husband, Robert Glatz, with respect to a potential employment relationship with the Company. The discussions are ongoing, and at this time no agreement has been reached. Accordingly, the Company cannot determine the value of any proposed compensatory package (which may include salary, bonus, equity incentive compensation and other benefits).

For a brief description of the material terms of the employment arrangement between Ms. Ethell and the Company, see Item 1.01 of this report, which is incorporated by reference into this Item 5.02(c).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2005	BearingPoint, Inc.

	By:	/s/ David Schwiesow
David Schwiesow Vice President and Assistant Secretary